UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

DarkPulse, Inc. (Exact name of registrant as specified in its charter)

Delaware	000-18730	87-0472109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 5th Ave., 59th Floor	10018
New York, New York	(Zip Code)
(Address of principal executive offices)

(800) 436-1436

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective January 3, 2019, Darkpulse, Inc. (the “Company”), through a wholly-owned subsidiary, entered into a License Agreement with Battelle Memorial Institute (“Battelle”), which operates the Pacific Northwest National Laboratory (the “Battelle License”).

Under the Battelle License, Battelle granted the Company the right to make, have made, use, import and sell products incorporating certain patents pertaining to (i) explosives detection when combined with a quadrupole or ion trap mass spectrometer, or with an ion mobility spectrometer, (ii) illicit drug detection when combined with a quadrupole or ion trap mass spectrometer, or with an ion mobility spectrometer and (iii) chemical warfare agent detection when combined with a quadrupole or ion trap mass spectrometer, or with an ion mobility spectrometer. The license is non-exclusive with respect to the explosive and illicit drug detection and exclusive with respect to the chemical warfare agent detection. The territory covered by the Battelle License includes any country in which Battelle has pending patent applications or issued patents set forth in the Battelle License and the Company has agreed to reimburse Battelle for agreed upon patenting expenses.

In consideration for the license, the Company has agreed to:

•	Pay Battelle $20,000 at the time of signing the Battelle License, of which $15,000 was paid and $5,000 was initially paid by the Company as an option fee, which was applied towards the fee;

•	Pay Battelle $10,000 on or before the 90-day anniversary of signing the Battelle License;

•	Pay to Battelle a royalty equal to 6% of gross sales of products or services incorporating the licensed patents, subject to minimum royalty payments of $10,000 for 2019, $30,000 for 2020, $50,000 for 2021 and $80,000 for 2022 and thereafter;

•	Pay to Battelle, in the event the Company sublicenses the licensed patents, 25% of the Company's revenues from sublicensing; and

•	Reimburse Battelle for certain costs and expenses of securing patent protection for the licensed patented technology.

The term of the Battelle License continues until the last of the licensed patents rights has expired, or the earlier adjudication that all of such proprietary rights are unenforceable. The Company may terminate at anytime upon providing 60 days notice to Battelle. Either party may terminate the Battelle License Agreement prior to expiration of the term in the event that the other party breaches the Battelle License and fails to cure such breach within 60 days from receipt of notice of breach. However, in the event the Company fails to provide Battelle a required report or a payment, then Battelle may terminate at anytime without notice.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

10.1	License Agreement between Battelle Memorial Institute and Darkpulse Technology Holdings Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DarkPulse, Inc.

Dated: January 3, 2019	By:	/s/ Dennis M. O’Leary
Dennis M. O’Leary
Co-CEO & Chairman

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